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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87157, 333-05939, 333-37921 and 333-94859) and
Form S-8 (No. 333-75339, 33-75934, 333-4280 and 333-08047) of SatCon Technology
Corporation and its subsidiaries of our report dated December 17, 1998, except as to Note A for which the date is August 7, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP
Boston, Massachusetts
August 14, 2000